Exhibit 99.1

CleanSpark Buys 10,000 More Latest Generation Mining Machines, Extending Summer of Acquisitions

The new Antminer S19j Pro units will expand the company’s bitcoin mining capacity by 1 EH/s at a significantly discounted price; CleanSpark’s hashrate currently exceeds 3.7 EH/s

LAS VEGAS, September 7, 2022 – CleanSpark, Inc. (Nasdaq: CLSK) (the “Company”), America’s Bitcoin Miner™, today announced it has entered into a purchase agreement with Cryptech Solutions (“Cryptech”) for 10,000 brand-new Bitmain Antminer S19j Pro units for a total price of $28.0 million, after credits and discounts. The servers are expected to be delivered to CleanSpark’s facilities by late October or early November of this year.

The Company’s sustainable growth strategy coupled with the current cryptocurrency market conditions enabled the Company to purchase the machines at a substantially discounted price compared to the spot market price earlier this year. Bitmain, the manufacturer and seller of the devices, sold the S19j Pro model on its official website in January for as much as $116 per TH/s whereas the Company purchased the 10,000 units for approximately $28.00 per TH/s.

"During the tail end of the bull market last year, we strategically focused on building infrastructure instead of following the then industry trend of pre-ordering equipment months in advance,” said Zach Bradford, CEO of CleanSpark. “This strategy positioned us to make purchases of landed rigs at significantly lower prices, thus reducing the time between deploying capital and hashing, accelerating our return on investment.”

“We prepared for challenging times, which allowed us to take advantage of unique opportunities created by the current market, accelerating our growth trajectory,” said Matt Schultz, Executive Chairman. “Simply put, we’ve strategically avoided lengthy delays in receiving machines and energizing circuits, quickly adding long-term value to our stakeholders.”

The purchase follows CleanSpark’s recent milestone of exceeding a bitcoin mining hashrate of 3.0 EH/s last week and the acquisition of its third mining site last month. The Company also made strategic purchases of over 5,000 units of the Antminer S19 series of machines and more than 1,000 units of the M30s series from June to August.

CleanSpark now has more than 37,000 bitcoin mining machines operational at all its sites with a daily production high of 14.28 bitcoins and a current hashrate of 3.7 EH/s. CleanSpark has cemented its position as a top five bitcoin mining company in terms of both hashrate and monthly production.

About CleanSpark

CleanSpark (NASDAQ: CLSK) is America’s Bitcoin Miner™. Since 2014, we’ve helped people achieve energy independence for their homes and businesses. In 2020, we began applying that expertise to develop sustainable infrastructure for Bitcoin, an essential tool for financial independence and inclusion. We strive to leave the planet better than we found it by sourcing and investing in low-carbon energy like wind, solar, nuclear, and hydro. We cultivate trust and transparency among our employees, the communities we operate in, and the people around the world who depend on Bitcoin. CleanSpark is a Forbes 2022 America's Best Small Company and holds the 44th spot on the Financial Times' List of the 500 Fastest Growing Companies in the Americas. For more information about CleanSpark, please visit our website at www.cleanspark.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release, but are not limited to statements regarding our future results of operations and financial position, industry and business trends, business strategy, expansion plans, market growth and our objectives for future operations.

The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the success of its digital currency mining activities; the volatile and unpredictable cycles in the emerging and evolving industries in which we operate, increasing difficulty rates for bitcoin mining; bitcoin halving; new or additional governmental regulation; the anticipated delivery dates of new miners; the ability to successfully deploy new miners; the dependency on utility rate structures and government incentive programs; dependency on third-party power providers for expansion efforts; the expectations of future revenue growth may not be realized; the impact of global pandemics (including COVID-19) on logistics and shipping and the demand for our products and services; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and any subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this press release with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

Investor Relations Contact

Matt Schultz, Executive Chairman

ir@cleanspark.com

Media Contacts

Isaac Holyoak

pr@cleanspark.com

BlocksBridge Consulting

cleanspark@blocksbridge.com